Exhibit 10.4

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is made and entered into as of the 19th day of October, 2007, by the undersigned guarantors, jointly and severally (the “Guarantors”), for the benefit of GUARANTY BANK, a state chartered trust company with banking powers (the “Lender”).

A. DECORIZE, INC., a Delaware corporation, GUILDMASTER, INC., a Missouri corporation, and FAITH WALK DESIGNS, INC., a Missouri corporation (each individually and collectively, the “Borrower”), has executed a Revolving Promissory Note of near or even date herewith (the “Note”), in an amount not to exceed Three Million and 00/100 Dollars ($3,000,000.00), in favor of Lender, evidencing a loan in such maximum principal amount (the “Loan”), which Loan is to be evidenced by a Revolving Promissory Note (the “Note”) of even date herewith and secured by a Security Agreement (the “Security Agreement”) of even date herewith, which encumbers the collateral (the “Collateral”) described therein. The Note, Credit Agreement, Security Agreement and all other documents delivered in connection with closing the Loan are referred to as “Loan Documents.” The terms of the Loan Documents are incorporated into this Guaranty by reference.

B. Each Guarantor has a direct or indirect interest in Borrower and expects to benefit directly and indirectly by the Loan, and is willing to execute and deliver this Guaranty Agreement in favor of Lender as an inducement to Lender to make the Loan to Borrower.

C. Lender is unwilling to make the Loan to Borrower unless, among other conditions, the Guarantors execute and deliver to Lender this Guaranty.

Guaranty

NOW, THEREFORE, in consideration of the Lender’s making the Loan to Borrower and in consideration of other benefits accruing to the Guarantors by virtue of the Loan transaction, each Guarantor hereby makes the following covenants, agreements, representations and warranties to Lender and to all future holders of the Note and Loan Documents (which parties are hereinafter included within the defined term “Lender” as used herein) and hereby covenant and agree with Lender as follows:

1. Guaranty. Each Guarantor irrevocably and unconditionally, jointly and severally, guarantees to the Lender full payment when due (whether by acceleration or otherwise) of the Note, together with the full and prompt payment of, and the full and prompt performance of, all the other liabilities and obligations of the Borrower incurred or to be incurred under the Loan Documents, and the full and prompt payment and performance of any other liabilities and obligations of Borrower to Lender of any and every nature whatsoever, whether now existing or hereinafter arising (all such liabilities and obligations, and the obligations contained in this Guaranty are collectively called the “Guaranteed Obligations”). This Guaranty is a guaranty of payment and not a guaranty of collection. The Guaranteed Obligations include any costs and expenses, including reasonable attorneys’ fee, investigation and court costs incurred by the Lender in enforcing this Guaranty and the enforcement of the Loan Documents.

2. Absolute Liability. Each Guarantor irrevocably and unconditionally, jointly and severally, guarantees to the Lender that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Note, the Loan Documents and any other document entered into between Borrower and Lender governing the performance thereof, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect thereto. The liability of Guarantors under this Guaranty with regard to the Guaranteed Obligations shall be fully enforceable, irrespective of:

a. Any failure by Lender to give notice to any or all of the Guarantors of the occurrence of an event of default under the terms and provisions of the Loan Documents;

b. Any changes or extensions of the time, manner, or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver of or any consent to departure from the Note, the Loan Documents, or this Guaranty;

c. Any exchange, release, or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Guaranteed Obligations, or the taking of or omission to take any action under the Loan Documents or this Guaranty;

d. Any invalidity or unenforceability of any term or provision of the Loan Documents;

e. Any change in ownership of the Borrower or any member of Borrower;

f. Any bankruptcy, insolvency, or reorganization of, or other similar proceedings involving the Borrower; or

g. Any other event or circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower in respect of the Guaranteed Obligations or Guarantors in respect of this Guaranty.

3. Continuing Obligation. Each Guarantor irrevocably and unconditionally, jointly and severally, agrees that to the extent Borrower makes a payment or payments to Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required (for any of the foregoing reasons or for any other reason) to be repaid or paid over to a custodian, trustee, receiver, or any other party under the Bankruptcy Code or any other state or federal law, statute, ordinance or regulation, or by order of any court, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made, and each Guarantor shall be irrevocably and unconditionally, jointly and severally, primarily liable for this obligation.

4. Liability Not Contingent. Each Guarantor agrees that the liability of Guarantors in respect of this Guaranty shall be immediate and shall not be contingent upon the exercise or enforcement by Lender of whatever remedies it may have against Borrower or any other guarantor.

5. No Reliance Upon Representations. Each Guarantor jointly and severally represents and warrants that each Guarantor is fully aware of the financial condition of Borrower. Guarantors deliver this Guaranty based solely upon their own independent investigation and in no part upon any representation or statement of Borrower with respect thereto. Guarantors are in a position to obtain, and hereby assume full responsibility for obtaining, any additional information concerning the financial condition of Borrower as Guarantors may deem material to their obligations under this Guaranty.

6. Representations and Warranties. Each Guarantor jointly and severally represents and warrants to, and agrees with, Lender as follows, all of which shall survive the execution and delivery of this Guaranty:

a. This Guaranty has been duly executed and delivered by Guarantors, constitutes the legal, valid, and binding obligation of Guarantors enforceable against Guarantors in accordance with its terms. This Guaranty does not violate any law, regulation, governmental requirement, judgment, order, or decree or any agreement binding on any Guarantor.

b. There are no actions, suits, claims, proceedings, or to the knowledge of any Guarantor, investigations, pending or threatened against, relating to, or affecting any Guarantor or any of their properties.

No representation or warranty by Guarantors contained in this Guaranty, and no statement contained in any other document, certificate, or written statement furnished to Borrower by or on behalf of Guarantors in connection herewith and therewith, contains any untrue statement of a material fact, or omits to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading.

7. Waivers of Guarantors. Each Guarantor hereby waives presentment, demand and protest; notice of acceptance of this Guaranty, of any default and of protest, dishonor or other action taken in reliance hereon; any right or defense Guarantors otherwise might have or be entitled to assert by reason of any failure (intentional or otherwise) to perfect or to continue the perfection of, or to obtain or continue first priority of, any security interest on any collateral securing in whole or in part any portion of the guaranteed obligations; and any and all demands and notices of any kind in connection with the protection of or realization upon any of the guaranteed obligations.

8. No Subrogation Rights. Guarantors will not exercise any rights that they may acquire by way of subrogation under this Guaranty, by any payment made under this Guaranty or otherwise, until all the Guaranteed Obligations and all of Guarantors’ obligations under this Guaranty shall have been paid in full. If any amount shall be paid to any Guarantor on account of these subrogation rights at any time prior to as aforesaid, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured.

9. Benefit and Binding Effect. This Guaranty shall be binding upon each Guarantor, and their respective successors and assigns, and shall inure to the benefit of and be enforceable by Lender and its respective successors, transferees and assigns. Without limiting the generality of the foregoing, Lender may assign or otherwise transfer the Note and Loan Documents held by it or any interest therein held by it to any other person, and such other person shall thereupon become vested with all the rights in respect thereof granted to Lender in this Guaranty or otherwise.

10. Severability. In case any clause, provision or section of this Guaranty is for any reason held to be illegal, invalid or inoperable, such illegality, invalidity or inoperability shall not affect the remainder thereof.

11. Governing Law. This Guaranty and the rights and obligations of the Lender and Guarantors under it shall be governed by and construed in accordance with the law of Missouri. Each Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of any court in Greene County, Missouri, or Federal court sitting in Greene County, Missouri in any action or proceeding in connection with the enforcement of any of the obligations of Guarantors under this Guaranty.

12. Notices. All notices, consents or communications required or permitted to be given under this Guaranty shall be in writing and shall be deemed to have been properly given and received (i) if sent by hand delivery, then upon delivery, (ii) if sent by overnight courier or United States Express Mail, then one (1) day after dispatch, and (iii) if mailed by certified or registered U.S. mail, postage prepaid and return receipt requested, then two (2) days after deposit in the mail. All such notices and communications shall be given to the parties at their respective addresses set forth below; however, Lender shall have no liability to any party for failing to provide Borrower with any notice required or permitted to be given under this Guaranty, nor shall Lender’s failure to provide the Guarantors with any such notices prevent Lender from exercising its rights or pursuing any remedies under this Guaranty, the Note or any of the other Loan Documents. Either party may change the address by written notice to the other.

Lender:	Guaranty Bank
1341 W. Battlefield
Springfield, Missouri 65807
Attn: Doug Thornsberry, Sr. Vice President
Facsimile: (417) 520-6074

With a copy to:	Blackwell Sanders, LLP
901 St. Louis Street, Suite 1900
Springfield, Missouri 65806
Attn: Richard E. Walters
Facsimile (417) 268-4040

Guarantors:	WestWay Enterprises, Ltd.
c/o Decorize, Inc.
1938 E. Phelps
Springfield, Missouri 65802
Attn: BJ Montle
Facsimile: (417) 879-3330

P.T. Niaga Merapi
c/o Decorize, Inc.
1938 E. Phelps
Springfield, Missouri 65802
Attn: BJ Montle
Facsimile: (417) 879-3330

With a copy to:	Hallett & Perrin, P.C.
2001 Bryan Street, Suite 3900
Dallas, Texas 75201
Attn.: M. Christopher Miller
Facsimile: (214) 922-4144

13. Waiver of Jury Trial. EACH GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantors have caused this Guaranty to be executed and delivered as of the date set forth above.

GUARANTORS:

WESTWAY ENTERPRISES, LTD., a Hong Kong corporation

By:	/s/ Vikas V. Karode
Name:	Vikas V. Karode
Title:	Director

P.T. NIAGA MERAPI., an Indonesian corporation

By:	/s/ Vikas V. Karode
Name:	Vikas V. Karode
Title:	Director